UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 17, 2006

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on March 17, 2006, SBA Communications Corporation (the “Company”) entered into a stock purchase agreement to purchase all of the issued and outstanding shares of common stock of AAT Communications Corp., a wholly owned subsidiary of AAT Holdings, LLC II (“Seller”), in exchange for (i) $634 million in cash and (ii) 17,059,336 newly issued shares of the Company’s Class A common stock (the “Stock Consideration”). The Stock Consideration was offered to Seller pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations thereunder. The Company has agreed to register for resale all of the Stock Consideration to be issued to Seller pursuant to the stock purchase agreement. Each party’s obligations to consummate the transaction, and consequently the Company’s obligation to issue the Stock Consideration, is subject to certain conditions and termination provisions as discussed in Item 1.01 of the Form 8-K filed on March 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2006	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer